EXHIBIT NO. 2.0

                               ARTICLES OF MERGER
                LUCKY THREE MINING CO., a Washington corporation
                                      INTO
                PELLET AMERICA CORPORATION, a Nevada corporation

     Pursuant to the provisions of the Washington Business Corporation Act, Chapter 23B.II RCW, the undersigned corporation hereby submits the following Articles of Merger for filing of the purpose of merging LUCKY THREE MINING CO., a Washington corporation ("LUCKY THREE") into PELLET AMERICA CORPORATION, a Nevada corporation ("PELLET AMERICA").

                                    ARTICLE I

     The Agreement and Plan of Merger of LUCKY THREE into PELLET AMERICA is attached as Exhibit A.

                                   ARTICLE II

     The merger was duly approved by the Directors and Shareholders of LUCKY THREE, and by the Directors and Shareholders of PELLET AMERICAN pursuant to the Washington Business corporation Act, LUCKY THREE is the sole shareholder of PELLET AMERICA.
                                  ARTICLES III

     THE EFFECTIVE DATE OF THIS MERGER IS August 15, 1995, or at such later date as the Articles of Merger are filed in the States of Washington and Nevada.

     DATED  this  11th  day  of  August,  1995

PELLET  AMERICA  CORPORATION

By: /s/ Terrence  J  Dunne
    ----------------------
Name:  Terrence  J  Dunne
Its  Secretary  /  Treasurer  and  Director

LUCKY  THREE  MINING  CO.


By: /s/ Terrence  J  Dunne
    ----------------------
Name:  Terrence  J  Dunne
Its  Secretary  /  Treasurer  and  Director

STATE  OF  WASHINGTON          }
                               }  ss.
Country  of  Spokane           }

     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Washington, certify that Terrence J. Dunne personally appeared before me and executed the above document.

     WITNESS  my  hand  and  notarial  seal  this  11th  day  of  August,  1995.

                           /s/
                           -------------------
                           NOTARY PUBLIC in an for the State of Washington, Residing at Spokane. My Commission Expires: 4/15/98

PELLET  AMERICA  CORPORATION

By: /s/ Donald  D  Houser
    ----------------------
Name:  Donald  D  Houser
Its  President
Address  of  Merging  Company  is
Pellet  America  Corporation
Suite  1100  Washington  Trust  Bank  Bldg,
Spokane,  WA  99024
Attn.:  Mr.  Terrence  J.  Dunne

LUCKY  THREE  MINING  CO.


By: /s/ Donald  D  Houser
    ----------------------
Name:  Donald  D  Houser
Its  President


STATE  OF  WASHINGTON          }
                               }  ss.
Country  of  Spokane           }

     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Washington, certify that Donald D Houser personally appeared before me and executed the above document.

     WITNESS  my  hand  and  notarial  seal  this  11th  day  of  August,  1995.

                           /s/
                           -------------------
                           NOTARY PUBLIC in an for the State of Washington, Residing at Spokane. My Commission Expires: 4/15/98